UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

The Board of Directors of Westmoreland Coal Company (the “Company”), upon recommendation of the Nominating & Corporate Governance Committee, elected Mr. Jeffrey S. Stein as a new director effective August 9, 2016. Mr. Stein has been appointed to serve on the Audit and Nominating & Corporate Governance Committees. A copy of the press release announcing Mr. Stein's election is attached hereto as Exhibit 99.1.

Mr. Stein will participate in the standard director compensation arrangements as described on page 15 of our 2016 Annual Meeting Proxy Statement, filed with the Securities and Exchange Commission on April 4, 2016. Mr. Stein received a pro-rata award of restricted stock units on August 9, 2016, valued at $69,290 (pro-rated from $90,000) that will be awarded using an assumed stock price of $10.00 in line with the Company’s annual director grants after our annual meeting, which will vest one year from the Company's 2016 annual meeting of stockholders. There is no arrangement or understanding between Mr. Stein and any other person pursuant to which Mr. Stein was elected as a director of the Company. There are no transactions in which Mr. Stein has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board of Directors has determined that Mr. Stein satisfies the requirements of independence under the NASDAQ Global Market listing standards.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Westmoreland Coal Company Press Release Dated August 10, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: August 10, 2016	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton SVP, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Westmoreland Coal Company Press Release Dated August 10, 2016